Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into by and between AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”), and Juvenescence Limited, a company incorporated in the Isle of Man (“JUV”) effective as of July 21, 2023 (the “Effective Date”).

WHEREAS, JUV had made certain loans to AgeX that are convertible into shares of AgeX common stock;

WHEREAS, JUV and AgeX desire for JUV to exchange some or all of those loan amounts and related obligations for shares of a newly created series of AgeX preferred stock that is convertible into shares of AgeX common stock;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, AgeX and JUV agree as follows:

1. Definitions.

“2020 Loan” means loans advanced to AgeX by JUV pursuant to the Convertible Facility Agreement, dated March 30, 2020 (as amended by that certain First Amendment to Secured Convertible Facility Agreement, dated July 21, 2020, that certain Second Amendment to the Secured Convertible Facility Agreement, dated November 12, 2020 and that certain Third Amendment to Secured Convertible Facility Agreement, dated March 10, 2023) between JUV and AgeX.

“2022 Loan” means loans advanced to AgeX by JUV pursuant to the Amended and Restated Secured Convertible Promissory Note, dated February 9, 2023 which amended and restated a Secured Convertible Promissory Note dated February 14, 2022 (as modified by that certain First Amendment to Amended and Restated Convertible Promissory Note, dated March 13, 2023, that certain Allonge and Second Amendment to Amended and Restated Convertible Promissory Note, dated May 9, 2023, and that certain Third Amendment to Amended and Restated Convertible Promissory Note, dated June 2, 2023) between JUV and AgeX.

“2023 Loan” means loans advanced to AgeX by JUV pursuant to the Secured Convertible Promissory Note, dated March 13, 2023, between JUV and AgeX.

“Closing Date” has the meaning ascribed to such term in Section 3.

“Common Stock” means shares of common stock, par value $0.0001 per share, of AgeX and stock of any other class of shares of AgeX into which such shares may hereafter be reclassified or changed.

“Conversion Price” has the meaning ascribed to such term in the Certificate of Designation.

“Delaware Courts” has the meaning ascribed to such term in Section 8.

“Exchange” has the meaning ascribed to such term in Section 3.

“Exchange Loans” means the Outstanding Amounts of Juvenescence Loans being exchanged for Exchange Shares a provided in subparagraphs (i) through (iii) of paragraph (a) of Section 2.

“Exchange Shares” means shares of Series A Preferred Stock and Series B Preferred Stock issued to JUV in exchange for the Outstanding Amount of Exchange Loans as provided in subparagraphs (i) through (iii) of paragraph (a) of Section 2.

“Juvenescence Loans” means the 2020 Loan, the 2022 Loan, and the 2023 Loan.

“Loan Documents” means, collectively, each promissory note, loan agreement, credit agreement, facility agreement, security agreement, and each other document, instrument or agreement, including any and all amendments thereto, governing one or more of the Juvenescence Loans or delivered by AgeX to JUV in connection with one or more of the Juvenescence Loans.

“Outstanding Amount” with respect to any Juvenescence Loan shall have the meaning ascribed to such term in the Loan Documents applicable to such Juvenescence Loan.

“Proceeding” has the meaning ascribed to such term in Section 8.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Certificate of Designation” means the Certificate of Designation of Series A Preferred Stock of AgeX in the form attached hereto as EXHIBIT A setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of preferred stock.

“Series B Certificate of Designation” means the Certificate of Designation of Series B Preferred Stock of AgeX in the form attached hereto as EXHIBIT B setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of preferred stock.

“Series A Preferred Stock” means the preferred stock of AgeX authorized and issued pursuant to the Series A Certificate of Designation.

“Series B Preferred Stock” means the preferred stock of AgeX authorized and issued pursuant to the Series B Certificate of Designation.

“Subscription Price” has the meaning ascribed to such term in the Series A Certificate of Designation or Series B Certificate of Designation, as applicable, and shall be $100.00 per share.

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2. Exchange. JUV agrees to exchange and to tender to AgeX, Juvenescence Loans in the aggregate Outstanding Amount of $36,000,000 in exchange for shares of Series A Preferred Stock and shares of Series B Preferred Stock as set forth in paragraph (a) of this Section. AgeX agrees to accept the Outstanding Amount of the Exchange Loans and to issue the Exchange Shares to JUV on the Closing Date.

(a) The Exchange Loans and the Outstanding Amounts thereof that are being exchanged for Exchange Shares are as follows:

(i) $8,000,000 principal amount of the 2020 Loan shall be exchanged for 80,000 shares of Series A Preferred Stock at a Subscription Price of $100 per share;

(ii) $13,160,000 principal amount of the 2022 Loan shall be exchanged for 131,600 shares of Series A Preferred Stock at a Subscription Price of $100 per share;

(iii) $3,500,000 principal amount of the 2022 Loan plus $1,332,800 of “origination fees” pursuant to the 2022 Loan shall be exchanged for 48,328 shares of Series B Preferred Stock at a Subscription Price of $100 per share; and

(iii) $10,000,000 principal amount of the 2023 Loan plus $7,200 of “origination fees” pursuant to the 2023 Loan shall be exchanged for 100,072 shares of Series B Preferred Stock at a Subscription Price of $100 per share.

(b) The Conversion Price shall be $0.72 per share, the closing price per share of the Common Stock as reported on the NYSE American on the trading day immediately preceding the Effective Date of this Agreement.

3. Closing. The consummation of the exchange of the Exchange Loans for Exchange Shares (the “Exchange”), including the cancellation of the Outstanding Amount of Exchange Loans and the issuance of the Exchange Shares, shall take place at the principal office of AgeX automatically on the date that the Series A Certificate of Designation and the Series B Certificate of Designation are accepted for filing by the Secretary of State of Delaware (the “Closing Date”). If for any reason the Series B Certificate of Designation and the Series B Certificate of Designation are accepted for filing by the Secretary of State of Delaware on different dates, there shall be a separate Closing Date for the Exchange of Exchange Loans for Series A Preferred Stock and for Series B Preferred Stock and references in this Agreement to the Closing Date shall refer to the Closing Date applicable to the particular series of preferred stock being issued for Exchange Loans. The Exchange and Closing Date are subject to the condition that the NYSE American shall have approved for listing the shares of Company common stock, par value $0.0001 per share, issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock.

(a) On the Closing Date, AgeX shall issue Exchange Shares to JUV in exchange for Exchange Loans by book entry on the stock ownership records of AgeX and shall provide evidence thereof in form reasonably satisfactory to JUV; provided, that if JUV so requests AgeX shall prepare and deliver to JUV stock certificates evidencing the Exchange Shares so issued promptly after the Closing Date.

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(b) The obligation of JUV to consummate the Exchange on the Closing Date shall be subject to the satisfaction of the following conditions on or before the Closing Date:

(i) The Series A Certificate of Designation or Series B Certificate of Designation, as applicable, shall have been filed in the Office of the Secretary of State of Delaware;

(ii) AgeX shall be in good standing as a corporation in the State of Delaware;

(iii) The representations and warranties of AgeX set forth in this Agreement shall be true and correct in all material respects (except that any representation or warranty that is subject to a materiality limitation shall be true and correct in all respects) on the Effective Date and on the Closing Date and JUV shall have received from AgeX a certificate from the Chief Executive Officer or Chief Financial Officer of AgeX to such effect.

(iv) No order of any court of competent jurisdiction or of any government agency or authority shall have been issued enjoining, limiting, delaying, or prohibiting the issuance of the Exchange Shares or the enforcement or performance of this Agreement by AgeX, and no lawsuit or other proceeding before any such court or government agency or authority shall have been commenced seeking such an order.

4. Representations and Warranties of AgeX. AgeX represents and warrants to JUV that the following statements are true and correct as of the Effective Date and as of the Closing Date:

(a) AgeX is duly incorporated and in good standing under the laws of the State of Delaware and has the power to own its assets and carry on its business as it is being conducted.

(b) AgeX has the power to enter into, deliver and perform, and has taken all necessary actions to authorize its entry into, delivery and performance of this Agreement, including the issuance of the Exchange Shares. This Agreement is a valid agreement of AgeX and enforceable in accordance with its terms (except as enforcement may be limited by principals of equity), and the issuance of the Exchange Shares pursuant to this Agreement will not violate or conflict with the Certificate of Incorporation or Bylaws of AgeX or any material agreement to which AgeX is a party.

(c) No order of any court of competent jurisdiction or of any government agency or authority has been issued enjoining, limiting, delaying, or prohibiting the issuance of the Exchange Shares or the enforcement or performance of this Agreement by AgeX, and no lawsuit or other proceeding before any such court or government agency or authority has been commenced seeking such an order.

(d) When issued and sold in the Exchange, the Exchange Shares will be duly and validly issued, fully paid and nonassessable. When issued upon conversion of Exchange Shares in compliance with the Series A Certificate of Designation or Series B Certificate of Designation, the shares of Common Stock so issued will be duly and validly issued, fully paid and nonassessable.

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(e) The balance sheets of AgeX as at March 31, 2023 and December 31, 2022, and the statements of operations, comprehensive loss, cash flow, and stockholders’ equity as of March 31, 2023 and March 31, 2022 as contained in AgeX’s Quarterly Report for the three months ended March 31, 2023 filed with the Securities and Exchange Commission have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are true and correct in all material respects for the periods presented.

5. Representations and Warranties of JUV. JUV represents and warrants to AgeX that the following statements are true and correct as of the Effective Date and as of the Closing Date:

(a) JUV has made such investigation of AgeX as JUV deemed appropriate for determining to acquire (and thereby make an investment in) the Exchange Shares, and in making such investigation, JUV has had access to such financial and other information concerning AgeX as JUV requested.

(b) JUV understands that the Exchange Shares and shares of Common Stock issuable upon the conversion of the Exchange Shares are being offered and sold without registration under the Securities Act, or registration or qualification under the securities laws of any state, country, or other jurisdiction in reliance upon the exemptions from such registration and qualification requirements for nonpublic offerings.

(c) JUV understands that (i) the Exchange Shares issued pursuant to this Agreement and any Common Stock issued upon conversion of such Exchange Shares may not to be sold, offered for sale or transferred by JUV unless subsequently registered under the Securities Act and applicable state securities laws, or unless sold or transferred pursuant to an exemption from such registration, and (ii) such Exchange Shares and Common Stock will carry a legend to such effect until such time as such Exchange Shares or Common Stock becomes freely transferrable without registration under the Securities Act.

(d) JUV is acquiring the Exchange Shares and, any Common Stock that may be issued upon conversion of Exchange Shares, solely for JUV’s own account, for long-term investment purposes, and not with a view to, or for sale in connection with, any public distribution of the Exchange Shares or Common Stock.

(e) JUV is an “accredited investor” as defined in Rule 501 under the Securities Act and is not a “U.S. Person” under Regulation S under the Securities Act.

6. Effect of Exchange on Exchange Loans. Upon issuance of Exchange Shares for the Outstanding Amount of Exchange Loans, the Outstanding Amount so exchanged shall be deemed to have been paid in full. To the extent that the execution, delivery, or performance of this Agreement by AgeX, including the authorization and issuance of Exchange Shares, would conflict with or violate any term, condition, covenant, or restriction applicable to AgeX pursuant to any of the Loan Documents, such conflicts and violations are hereby irrevocably waived by JUV.

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7. Termination. This Agreement shall terminate automatically by its terms on August 7, 2023 if the Exchange has not occurred by such date, unless JUV and AgeX otherwise agree. Upon such termination without consummation of the Exchange, JUV and AgeX shall be released from all of their representations, warranties, covenants, agreements, and obligations pursuant to this Agreement.

8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof, and all legal proceedings pursuant or with respect to or concerning such matters (a “Proceeding”) shall be commenced in the state and federal courts sitting in the State of Delaware (the “Delaware Courts”). AgeX and JUV each irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding any claim that they are not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are an improper or inconvenient venue for such Proceeding. AgeX and JUV each irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to such party hereunder and agrees that such service shall constitute good and sufficient service of process and notice. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The prevailing party in such Proceeding shall be reimbursed by the other party for all attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Proceeding.

9. Waivers. Any waiver of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such term or provision or of any breach of any other provision of this Agreement. The failure of AgeX or JUV to insist upon strict adherence to any term or provision of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement on any other occasion. Any waiver must be in writing.

10. Headings of Subdivisions. The headings of the various sections and subsections of this Agreement are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Agreement.

11. Severability of Provisions. If any term or provision of this Agreement is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms and provisions of this Agreement which can be given effect without the invalid, unlawful or unenforceable term or provision shall, nevertheless, remain in full force and effect.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AgeX Therapeutics, Inc.

By:	/s/ Michael D. West
Michael D. West
Chief Executive Officer

Juvenescence Limited

By:	/s/ Gregory Bailey
Name:	Gregory Bailey
Title:	Executive Chairman

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Exhibit A

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Exhibit A

AGEX THERAPEUTICS, INC.

CERTIFICATE OF DESIGNATION OF

SERIES A PREFERRED STOCK, SETTING FORTH THE POWERS,

PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND

RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law, AgeX Therapeutics, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

The Certificate of Incorporation of the Corporation, as amended, of the Corporation confers upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock in series and to establish the number of shares to be included in each such series and to fix the powers, designations, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. On July 21, 2023, the Board of Directors duly adopted the following resolution creating a series of preferred stock designated as the Series A Preferred Stock, comprised initially of 211,600 shares and such resolution has not been modified and is in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4 of the Corporation’s Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation is created out of the authorized but unissued Preferred Stock of the Corporation, such series to be designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), to consist of 211,600 shares, par value $0.0001 per share, the powers, preferences, rights, qualifications, limitations and restrictions of which shall be as follows:

1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

Applicable Exchange means NYSE American stock exchange or any other national securities exchange on which the Common Stock is listed.

Board of Directors means the Board of Directors of the Corporation.

Business Day means any day other than a Saturday, Sunday, or day on which banks in California or New York are required or permitted to close.

Common Stock means shares of common stock, par value $0.0001 per share, and stock of any other class of shares of the Corporation into which such shares may hereafter be reclassified or changed.

Conversion Date has the meaning set forth in Section 4(e) below.

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Conversion Price means the price per share at which Common Stock shall be issuable upon conversion of the Series A Preferred Stock, and initially shall be $0.72 per share, subject to the adjustments set forth in Section 4(g).

Corporation means AgeX Therapeutics, Inc., a Delaware corporation.

Fair Value shall have the meaning set forth in Section 4(h) below.

Holder means the person or entity in whose name shares of Series A Preferred Stock are registered on the then most current stock ownership record books of the Corporation.

Junior Stock means (a) for purposes of Section 2 below, the Common Stock and any other class or series of stock of the Corporation not entitled to receive any dividends in any dividend period unless all preferential dividends required to have been paid or declared and set apart for payment on the Preferred Stock shall have been so paid or declared and set apart for payment and, (b) for purposes of Section 3 below, the Common Stock and any other class or series of stock of the Corporation not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Preferred Stock shall have received the entire preferential amount to which such shares of Preferred Stock are entitled upon such liquidation, dissolution or winding up.

Notice of Conversion means a written notice to the Corporation specifying the name and address of the Holder, the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the particular conversion, the number of shares of Common Stock owned prior to the particular conversion, and the date on which such conversion is to be effected if such date is other than the date of delivery of the Notice of Conversion (and share certificates evidencing the shares of Series A Preferred Stock being converted in the case of Series A Preferred Stock held in certificated form), which date may not be prior to the date the Notice of Conversion (and share certificates evidencing the Series A Preferred Stock being converted if shares of Series A Preferred Stock are held in certificated form) is delivered to the Corporation.

Parity Stock means (a) for purposes of Section 2 below, Series B Preferred Stock of the Corporation and any other class or series of stock of the Corporation that, with respect to a particular class or series of stock of the Corporation, is entitled to receive payment of dividends on a parity with the referenced class or series of stock, and (b) for purposes of Section 3 below, Series B Preferred Stock of the Corporation and any other class or series of stock of the Corporation that, with respect to a particular class or series of stock of the Corporation is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the referenced class or series of stock.

Preferred Stock means any class or series of stock of the Corporation ranking senior to the Common Stock in respect of the right to receive dividends or in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

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Senior Stock means (a) for purposes of Section 2 below, any class or series of stock of the Corporation that is entitled to receive dividends before any dividends are paid to the Series A Preferred Stock, and, (b) for purposes of Section 3 below, any class or series of stock of the Corporation that is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation before any assets are distributed to the Series A Preferred Stock.

Series A Preferred Stock means the Series A Convertible Preferred Stock of the Corporation.

Subscription Price means One Hundred Dollars ($100.00) per share of Series A Preferred Stock subject to proportional adjustment for any stock split, reverse stock split, stock dividend, combination, recapitalization or the like with respect to Series A Preferred Stock.

Subsidiary means any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more corporations or other business entities.

2. Dividends. The Holders of Series A Preferred Stock shall not be entitled to receive any dividends whether payable in cash or in other property.

3. Distributions Upon Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the preferences and other rights of any Senior Stock, before any assets of the Corporation shall be distributed to holders of Common Stock or other Junior Stock, all of the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Parity Stock, in proportion to the number of shares of Series A Preferred Stock and Parity Stock held by each such holder as of the record date for the determination of holders of Series A Preferred Stock and Parity Stock entitled to receive such distribution, until the Corporation shall have distributed to such holders of Series A Preferred Stock and Parity Stock with respect to each share of Series A Preferred Stock or Parity Stock an amount of assets having a value equal to the Subscription Price per share. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series A Preferred Stock and Parity Stock shall be ratably distributed among such holders in accordance with the immediately preceding sentence.

(b) The (i) acquisition of the Corporation by another entity by means of any transaction or series of transactions (including, without limitation, any reorganization, merger or consolidation) in which the stockholders of the Corporation immediately before such transaction or series of transactions do not own a majority of the outstanding stock of the surviving or acquiring corporation upon completion of such transaction or series of transactions or (ii) a sale of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions shall be deemed a liquidation under this Section.

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4. Conversion Rights. The Series A Preferred Stock shall be convertible into Common Stock as follows:

(a) Conversion at Option of Holder. Subject to and upon compliance with the provisions of this Section 4, the Series A Preferred Stock shall be convertible at the election of the Holder thereof into a number of fully paid and nonassessable shares of Common Stock determined in accordance with subparagraph (d) of this Section 4, at any time and from time to time.

(b) Automatic Conversion. Each outstanding share of Series A Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable Common Stock at the Conversion Price then in effect (the “Automatic Conversion”) upon the earliest of:

(i) Automatic Conversion Date. The earlier of (x) the date on which the Company or a Subsidiary shall have consummated a merger with Serina Therapeutics, Inc., an Alabama corporation, or a subsidiary thereof; and (y) February 1, 2024; and

(ii) Vote. The Holders of at least a majority of the outstanding shares of the Series A Preferred Stock approve or consent to the Automatic Conversion.

(c) Valid Issuance. All Common Stock issued upon conversion of the Series A Preferred Stock will, upon issuance by the Corporation, be duly authorized and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action or fail to take any action which will cause a contrary result.

(d) Number of Shares Issuable Upon Conversion. Each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock determined by dividing (x) a number equal to the number of dollars and cents comprising the Subscription Price, by (y) a number equal to the number of dollars and cents comprising the Conversion Price in effect on the Conversion Date.

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(e) Mechanics of Conversion. The Holder of any Series A Preferred Stock may exercise the conversion right specified in paragraph (a) of this Section 4 by surrendering to the Secretary of the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, if such shares are certificated, accompanied by a Notice of Conversion. Upon the occurrence of the event specified in paragraph (b) of this Section 4, the outstanding Series A Preferred Stock shall be converted automatically without any further action by the Holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Conversion shall be deemed to have been effected on the date when delivery of a Notice of Conversion and certificates for shares to be converted is made in the case of conversion under paragraph (a) of this Section 4 if Series A Preferred Stock is issued in certificated form, or on the date of the event specified in paragraph (b) of this Section 4, and such date is referred to herein as the “Conversion Date.” Subject to the provisions of subparagraph (g)(ii) of this Section 4, as promptly as practicable thereafter (and after surrender of the certificate or certificates evidencing Series A Preferred Stock to the Corporation or any transfer agent of the Corporation, if applicable) the Corporation shall issue and deliver to or upon the written order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled and a check or cash with respect to any fractional interest in any share of Common Stock as provided in paragraph (f) of this Section 4. Subject to the provisions of subparagraph (g)(ii) of this Section 4, the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to paragraph (a) of this Section 4), as applicable, the Corporation shall issue and deliver to or upon the written order of the Holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, if such shares are to be held in certificated form. Notwithstanding the foregoing, the Corporation shall not be obligated to issue to any Holder of Series A Preferred Stock certificates evidencing the Common Stock issuable upon such conversion unless certificates evidencing the Series A Preferred Stock are delivered to either the Corporation or any transfer agent of the Corporation if such shares of Series A Preferred Stock are held in certificated form. No medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion shall be required.

(f) Fractional Shares. No fractional share of Common Stock or scrip shall be issued upon conversion of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest at the then Fair Value.

(g) Conversion Price and Subscription Price Adjustments. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur. If the Corporation shall (A) declare a dividend or make a distribution on the Series A Preferred Stock in shares of Series A Preferred Stock, (B) subdivide or reclassify the outstanding Series A Preferred Stock into a greater number of shares, or (C) combine or reclassify the outstanding Series A Preferred Stock into a smaller number of shares, the Subscription Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted. Successive adjustments in the Conversion Price or Subscription Price shall be made whenever any event specified above shall occur.

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(i) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(g) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one percent (1%) of the Conversion Price, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent (1%) of the Conversion Price or more. Notwithstanding the foregoing, the Board of Directors may elect at any time to make an adjustment otherwise required under this Section 4(g) of less than one percent (1%).

(ii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 4(g) require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the Holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock pursuant to paragraph (h) of this Section 4; provided that the Corporation upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(h) Fair Value. The “Fair Value” per share of Common Stock for any date shall be determined by the Board of Directors as follows:

(i) If the Common Stock is listed on a national securities exchange, the Fair Value shall be the average of the last reported sale price of the Common Stock on such exchange, for the last twenty consecutive trading days prior to such date; or

(ii) If the Common Stock is not listed on a national securities exchange but prices for the Common Stock are reported on an interdealer automated quotation system, the Fair Value shall be the average of the daily high and low sales prices reported on such system during the last twenty consecutive trading days prior to such date; or

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(iii) If the prices for the Common Stock cannot be determined under Section 4(h)(i) or Section 4(h)(ii), the Fair Value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors in good faith, irrespective of any accounting treatment.

(i) Statement Regarding Adjustments. Whenever the Conversion Price or Subscription Price shall be adjusted as provided in paragraph (g) of this Section 4, the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price or Subscription Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to each Holder in the manner for giving notices as provided herein. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of paragraph (j) of this Section 4.

(j) Notice to Holders of Series A Preferred Stock. If (i) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Corporation shall declare a redemption of the Common Stock, (iii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (v) a voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation shall be authorized, in each case, the Corporation shall cause to be sent to each Holder of Series A Preferred Stock at the last address of such Holder as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, and (C) the amount of such dividend, distribution, redemption, rights or warrants per share to be distributed to holders of Common Stock; provided that the failure to deliver such notice or any defect therein or in the content, sending, or delivery of such notice shall not affect the validity of the corporate action required to be specified in such notice.

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(k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transaction taxes, if any, attributable to the issuance or delivery of Common Stock upon conversion of, any Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Preferred Stock in respect of which such shares are being issued.

(l) Reservation of Shares. So long as any Series A Preferred Stock remain outstanding, the Corporation shall reserve at all times free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, sufficient Common Stock to provide for the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to, as applicable, this Certificate of Designation or the Corporation’s Certificate of Incorporation.

5. Voting Rights. The following matters shall require the approval of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate class: (i) creation of any Preferred Stock ranking as Senior Stock to the Series A Preferred Stock with respect to liquidation preferences; (ii) repurchase of any shares of Junior Stock except shares issued pursuant to or in connection with a compensation or incentive plan or agreement approved by the Board of Directors for any officers, directors, employees or consultants of the Corporation; (iii) any sale, conveyance, or other disposition of all or substantially all the Corporation’s property or business, or any liquidation or dissolution of the Corporation, or a merger into or consolidation with any other corporation (other than a wholly-owned Subsidiary corporation) but only to the extent that the Delaware General Corporation Law, as the same may be amended from time to time, requires that such transaction be approved by each class or series of Preferred Stock; (iv) any adverse change in the powers, preferences and rights of, and the qualifications, limitations or restrictions on, the Series A Preferred Stock; or (v) any amendment of the Corporation’s Certificate of Incorporation or Bylaws that results in any adverse change in the powers, preferences and rights of, and the qualifications, limitations or restrictions on, the Series A Preferred Stock; provided, that nothing in this paragraph shall restrict or limit the rights and powers of the Board of Directors to fix by resolution the rights, preferences, and privileges of, and restrictions and limitations on, stock ranking as Parity Stock or Junior Stock to Series A Preferred Stock. Except as may otherwise be required by the Delaware General Corporation Law, as the same may be amended from time to time, the Series A Preferred Stock shall have no other voting rights.

6. Exclusion of Other Rights. Except as may otherwise be required by law, the Series A Preferred Stock shall not have any powers, preferences and rights of, and the qualifications, limitations or restrictions other than those specifically set forth herein and in the Corporation’s Certificate of Incorporation.

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7. Notices. Any and all notices or other communications or deliveries to be provided by the Holders, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally or sent by a U.S. nationally recognized next Business Day courier service addressed to the Corporation at its principal executive office to the attention of the Secretary of the Corporation, or sent by e-mail to such e-mail address as the Corporation may specify for such purpose by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder to a Holder shall be in writing and delivered personally or sent by a U.S. nationally recognized next Business Day courier service or by e-mail addressed to such Holder at the address or e-mail address of such Holder appearing on the books of the Corporation. Any notice or other communication hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered by e-mail prior to 5:30 p.m. (New York City time) on any Business Day, (ii) the next Business Day after the time of transmission, if such notice or communication is delivered via e-mail on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of deposit for delivery with a U.S. nationally recognized next Business Day courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

8. Lost or Mutilated Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of such mutilated certificate, or in lieu of or in substitution for such lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence, reasonably satisfactory to the Corporation (which shall not include the posting of any bond), of such loss, theft or destruction of such certificate, and of the ownership thereof.

9. Governing Law. The powers, designations, preferences, rights, qualifications, limitations, and restrictions of Series A Preferred Stock, the validity, authorization and issuance of Series A Preferred Stock, and the conversion of Series A Preferred Stock into Common Stock shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof, and all legal proceedings pursuant or with respect to or concerning such matters (a “Proceeding”), whether brought by or against a Holder or the Corporation any of their respective directors, officers, stockholders, employees or agents, shall be commenced in the state and federal courts sitting in the State of Delaware (the “Delaware Courts”). The Corporation and each Holder irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding any claim that they are not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are an improper or inconvenient venue for such Proceeding. The Corporation and each Holder irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to such party hereunder and agrees that such service shall constitute good and sufficient service of process and notice. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If the Corporation or any Holder shall commence a Proceeding, the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Proceeding.

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10. Waivers. Any waiver of a breach of any term or provision hereof shall not operate as or be construed to be a waiver of any other breach of such term or provision or of any breach of any other provision hereof or a waiver by any other Holder. The failure of the Corporation or a Holder to insist upon strict adherence to any term or provision hereof on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision hereof on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

11. Next Business Day. Whenever any notice, payment, action, or performance of any other obligation hereunder shall be due or required on a day other than a Business Day, such notice, payment, action, or performance shall be given, paid, taken, or performed, as applicable, on the next succeeding Business Day.

12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13. Severability of Provisions. If any power, preference, right, or qualification of, or limitation or restriction on, the Series A Preferred Stock set forth herein (as the same may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences rights, qualifications, limitations, and restrictions set forth herein (as the same may be amended from time to time) which can be given effect without the invalid, unlawful or unenforceable power, preference, right, qualification, limitation, or restriction shall, nevertheless, remain in full force and effect, and no power, preference, right, qualification, limitation, or restriction herein set forth shall be deemed dependent upon any other such power, preference, right, qualification, limitation, or restriction unless so expressed herein.

14. Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner or which shall have been converted into Common Stock shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued Preferred Stock of the Corporation undesignated as to series and may be redesignated as to series and reissued.

15. Repurchases. With respect to the Holders of Series A Preferred Stock, any repurchase by the Corporation of its outstanding Common Stock upon exercise of a repurchase option contained in an agreement between the Corporation and one or more of its employees, consultants, officers, directors, employee stock ownership plan trustees, or other persons having a business relationship with the Corporation shall be permissible, and each Holder of Series A Preferred Stock consents to any such repurchases, regardless of any restrictions on such repurchase under the Delaware General Corporation Law.

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IN WITNESS WHEREOF, AgeX Therapeutics, Inc. has caused this Certificate of Designation to be executed this 21st day of July 2023.

AgeX Therapeutics, Inc.

By:
Michael D. West
Chief Executive Officer

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Exhibit B

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Exhibit B

AGEX THERAPEUTICS, INC.

CERTIFICATE OF DESIGNATION OF

SERIES B PREFERRED STOCK, SETTING FORTH THE POWERS,

PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND

RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law, AgeX Therapeutics, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

The Certificate of Incorporation of the Corporation, as amended, of the Corporation confers upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock in series and to establish the number of shares to be included in each such series and to fix the powers, designations, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. On July 21, 2023, the Board of Directors duly adopted the following resolution creating a series of preferred stock designated as the Series B Preferred Stock, comprised initially of 148,400 shares and such resolution has not been modified and is in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4 of the Corporation’s Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation is created out of the authorized but unissued Preferred Stock of the Corporation, such series to be designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), to consist of 148,400 shares, par value $0.0001 per share, the powers, preferences, rights, qualifications, limitations and restrictions of which shall be as follows:

1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

19.9% Cap means 7,550,302 shares of Common Stock.

50% Cap means one share less than 50% of the total outstanding shares of Common Stock as of the date on which the 50% Cap is determined.

Applicable Exchange means NYSE American stock exchange or any other national securities exchange on which the Common Stock is listed.

Board of Directors means the Board of Directors of the Corporation.

Business Day means any day other than a Saturday, Sunday, or day on which banks in California or New York are required or permitted to close.

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Common Stock means shares of common stock, par value $0.0001 per share, and stock of any other class of shares of the Corporation into which such shares may hereafter be reclassified or changed.

Conversion Date has the meaning set forth in Section 4(e) below.

Conversion Price means the price per share at which Common Stock shall be issuable upon conversion of the Series B Preferred Stock, and initially shall be $0.72 per share, subject to the adjustments set forth in Section 4(g).

Corporation means AgeX Therapeutics, Inc., a Delaware corporation.

Fair Value shall have the meaning set forth in Section 4(h) below.

Holder means the person or entity in whose name shares of Series B Preferred Stock are registered on the then most current stock ownership record books of the Corporation.

Junior Stock means (a) for purposes of Section 2 below, the Common Stock and any other class or series of stock of the Corporation not entitled to receive any dividends in any dividend period unless all preferential dividends required to have been paid or declared and set apart for payment on the Preferred Stock shall have been so paid or declared and set apart for payment and, (b) for purposes of Section 3 below, the Common Stock and any other class or series of stock of the Corporation not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Preferred Stock shall have received the entire preferential amount to which such shares of Preferred Stock are entitled upon such liquidation, dissolution or winding up.

Notice of Conversion means a written notice to the Corporation specifying the name and address of the Holder, the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the particular conversion, the number of shares of Common Stock owned prior to the particular conversion, and the date on which such conversion is to be effected if such date is other than the date of delivery of the Notice of Conversion (and share certificates evidencing the shares of Series B Preferred Stock being converted in the case of Series B Preferred Stock held in certificated form), which date may not be prior to the date the Notice of Conversion (and share certificates evidencing the Series B Preferred Stock being converted if shares of Series B Preferred Stock are held in certificated form) is delivered to the Corporation.

Parity Stock means (a) for purposes of Section 2 below, the Series A Preferred Stock of the Corporation and any other class or series of stock of the Corporation that, with respect to a particular class or series of stock of the Corporation, is entitled to receive payment of dividends on a parity with the referenced class or series of stock, and (b) for purposes of Section 3 below, the Series A Preferred Stock of the Corporation and any other class or series of stock of the Corporation that, with respect to a particular class or series of stock of the Corporation is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the referenced class or series of stock.

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Preferred Stock means any class or series of stock of the Corporation ranking senior to the Common Stock in respect of the right to receive dividends or in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

Senior Stock means (a) for purposes of Section 2 below, any class or series of stock of the Corporation that is entitled to receive dividends before any dividends are paid to the Series B Preferred Stock, and, (b) for purposes of Section 3 below, any class or series of stock of the Corporation that is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation before any assets are distributed to the Series B Preferred Stock.

Series B Preferred Stock means the Series B Convertible Preferred Stock of the Corporation.

Subscription Price means One Hundred Dollars ($100.00) per share of Series B Preferred Stock subject to proportional adjustment for any stock split, reverse stock split, stock dividend, combination, recapitalization or the like with respect to Series B Preferred Stock.

Subsidiary means any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more corporations or other business entities.

2. Dividends. The Holders of Series B Preferred Stock shall not be entitled to receive any dividends whether payable in cash or in other property.

3. Distributions Upon Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the preferences and other rights of any Senior Stock, before any assets of the Corporation shall be distributed to holders of Common Stock or other Junior Stock, all of the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series B Preferred Stock and Parity Stock, in proportion to the number of shares of Series B Preferred Stock and Parity Stock held by each such holder as of the record date for the determination of holders of Series B Preferred Stock and Parity Stock entitled to receive such distribution, until the Corporation shall have distributed to such holders of Series B Preferred Stock and Parity Stock with respect to each share of Series B Preferred Stock or Parity Stock an amount of assets having a value equal to the Subscription Price per share. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock and Parity Stock shall be ratably distributed among such holders in accordance with the immediately preceding sentence.

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(b) The (i) acquisition of the Corporation by another entity by means of any transaction or series of transactions (including, without limitation, any reorganization, merger or consolidation) in which the stockholders of the Corporation immediately before such transaction or series of transactions do not own a majority of the outstanding stock of the surviving or acquiring corporation upon completion of such transaction or series of transactions or (ii) a sale of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions shall be deemed a liquidation under this Section.

4. Conversion Rights. The Series B Preferred Stock shall be convertible into Common Stock as follows:

(a) Conversion at Option of Holder. Subject to and upon compliance with the provisions of this Section 4, the Series B Preferred Stock shall be convertible at the election of the Holder thereof into a number of fully paid and nonassessable shares of Common Stock determined in accordance with subparagraph (d) of this Section 4, at any time and from time to time.

(b) Automatic Conversion. Each outstanding share of Series B Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable Common Stock at the Conversion Price then in effect (the “Automatic Conversion”) upon the earliest of:

(i) Automatic Conversion Date. The earlier of (x) the date on which the Company or a Subsidiary shall have consummated a merger with Serina Therapeutics, Inc., an Alabama corporation, or a subsidiary thereof; and (y) February 1, 2024, if such conversion is not limited by the 19.9% Cap or the 50% Cap in accordance with subparagraph (d) of this Section 4;

(ii) Alternate Automatic Conversion Date: If on the date specified in clause (i) of this paragraph (b) such conversion is limited by the 19.9% Cap or the 50% Cap in accordance with subparagraph (d) of this Section 4, then such conversion shall take place on the tenth day after such stockholder approvals have been obtained as may be required to permit such conversion without the limitations of the 19.9% Cap and the 50% Cap.

(iii) Vote. The Holders of at least a majority of the outstanding shares of the Series B Preferred Stock approve or consent to the Automatic Conversion, provided that such conversion is not then limited by the 19.9% Cap or the 50% Cap in accordance with subparagraph (d) of this Section 4.

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(c) Valid Issuance. All Common Stock issued upon conversion of the Series B Preferred Stock will, upon issuance by the Corporation, be duly authorized and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action or fail to take any action which will cause a contrary result.

(d) Number of Shares Issuable Upon Conversion. Each share of Series B Preferred Stock shall be converted into the number of shares of Common Stock determined by dividing (x) a number equal to the number of dollars and cents comprising the Subscription Price, by (y) a number equal to the number of dollars and cents comprising the Conversion Price in effect on the Conversion Date. If under the rules of the Applicable Exchange, approval by the stockholders of the Corporation would be required in connection with the issuance of Common Stock in excess of the 19.9% Cap upon any conversion under this Section 4, then unless and until such stockholder approval has been obtained, the maximum number of shares of Common Stock that may be issued upon conversion of all shares of Series B Preferred Stock in the aggregate shall be an amount equal to the 19.9% Cap. If under the rules of the Applicable Exchange, approval by the stockholders of the Corporation would be required in connection with the issuance of Common Stock in excess of the 50% Cap upon any conversion under this Section 4, then unless and until such stockholder approval has been obtained, the maximum number of shares of Common Stock that may be issued to a Holder upon conversion of shares of Series B Preferred Stock shall be an amount that, when added to other shares of Common Stock owned by such Holder immediately prior to such conversion, would equal one share less than the 50% Cap.

(e) Mechanics of Conversion. The Holder of any Series B Preferred Stock may exercise the conversion right specified in paragraph (a) of this Section 4 by surrendering to the Secretary of the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, if such shares are certificated, accompanied by a Notice of Conversion. Upon the occurrence of the event specified in paragraph (b) of this Section 4, the outstanding Series B Preferred Stock shall be converted automatically without any further action by the Holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Conversion shall be deemed to have been effected on the date when delivery of a Notice of Conversion and certificates for shares to be converted is made in the case of conversion under paragraph (a) of this Section 4 if Series B Preferred Stock is issued in certificated form, or on the date of the event specified in paragraph (b) of this Section 4, and such date is referred to herein as the “Conversion Date.” Subject to the provisions of subparagraph (g)(ii) of this Section 4, as promptly as practicable thereafter (and after surrender of the certificate or certificates evidencing Series B Preferred Stock to the Corporation or any transfer agent of the Corporation, if applicable) the Corporation shall issue and deliver to or upon the written order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled and a check or cash with respect to any fractional interest in any share of Common Stock as provided in paragraph (f) of this Section 4. Subject to the provisions of subparagraph (g)(ii) of this Section 4, the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing Series B Preferred Stock surrendered for conversion (in the case of conversion pursuant to paragraph (a) of this Section 4), as applicable, the Corporation shall issue and deliver to or upon the written order of the Holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered, if such shares are to be held in certificated form. Notwithstanding the foregoing, the Corporation shall not be obligated to issue to any Holder of Series B Preferred Stock certificates evidencing the Common Stock issuable upon such conversion unless certificates evidencing the Series B Preferred Stock are delivered to either the Corporation or any transfer agent of the Corporation if such shares of Series B Preferred Stock are held in certificated form. No medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion shall be required.

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(f) Fractional Shares. No fractional share of Common Stock or scrip shall be issued upon conversion of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest at the then Fair Value.

(g) Conversion Price and Subscription Price Adjustments. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur. If the Corporation shall (i) declare a dividend or make a distribution on the Series B Preferred Stock in shares of Series B Preferred Stock, (ii) subdivide or reclassify the outstanding Series B Preferred Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Series B Preferred Stock into a smaller number of shares, the Subscription Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted. Successive adjustments in the Conversion Price or Subscription Price shall be made whenever any event specified above shall occur.

(i) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(g) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one percent (1%) of the Conversion Price, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent (1%) of the Conversion Price or more. Notwithstanding the foregoing, the Board of Directors may elect at any time to make an adjustment otherwise required under this Section 4(g) of less than one percent (1%).

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(ii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 4(g) require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the Holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock pursuant to paragraph (h) of this Section 4; provided that the Corporation upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(h) Fair Value. The “Fair Value” per share of Common Stock for any date shall be determined by the Board of Directors as follows:

(i) If the Common Stock is listed on a national securities exchange, the Fair Value shall be the average of the last reported sale price of the Common Stock on such exchange, for the last twenty consecutive trading days prior to such date; or

(ii) If the Common Stock is not listed on a national securities exchange but prices for the Common Stock are reported on an interdealer automated quotation system, the Fair Value shall be the average of the daily high and low sales prices reported on such system during the last twenty consecutive trading days prior to such date; or

(iii) If the prices for the Common Stock cannot be determined under Section 4(h)(i) or Section 4(h)(ii), the Fair Value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors in good faith, irrespective of any accounting treatment.

(i) Statement Regarding Adjustments. Whenever the Conversion Price or Subscription Price shall be adjusted as provided in paragraph (g) of this Section 4, the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price or Subscription Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to each Holder in the manner for giving notices as provided herein. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of paragraph (j) of this Section 4.

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(j) Notice to Holders of Series B Preferred Stock. If (i) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Corporation shall declare a redemption of the Common Stock, (iii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (v) a voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation shall be authorized, in each case, the Corporation shall cause to be sent to each Holder of Series B Preferred Stock at the last address of such Holder as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, and (C) the amount of such dividend, distribution, redemption, rights or warrants per share to be distributed to holders of Common Stock; provided that the failure to deliver such notice or any defect therein or in the content, sending, or delivery of such notice shall not affect the validity of the corporate action required to be specified in such notice.

(k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transaction taxes, if any, attributable to the issuance or delivery of Common Stock upon conversion of, any Series B Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Preferred Stock in respect of which such shares are being issued.

(l) Reservation of Shares. So long as any Series B Preferred Stock remain outstanding, the Corporation shall reserve at all times free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, sufficient Common Stock to provide for the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to, as applicable, this Certificate of Designation or the Corporation’s Certificate of Incorporation.

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5. Voting Rights. The following matters shall require the approval of the holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate class: (i) creation of any Preferred Stock ranking as Senior Stock to the Series B Preferred Stock with respect to liquidation preferences; (ii) repurchase of any shares of Junior Stock except shares issued pursuant to or in connection with a compensation or incentive plan or agreement approved by the Board of Directors for any officers, directors, employees or consultants of the Corporation; (iii) any sale, conveyance, or other disposition of all or substantially all the Corporation’s property or business, or any liquidation or dissolution of the Corporation, or a merger into or consolidation with any other corporation (other than a wholly-owned Subsidiary corporation) but only to the extent that the Delaware General Corporation Law, as the same may be amended from time to time, requires that such transaction be approved by each class or series of Preferred Stock; (iv) any adverse change in the powers, preferences and rights of, and the qualifications, limitations or restrictions on, the Series B Preferred Stock; or (v) any amendment of the Corporation’s Certificate of Incorporation or Bylaws that results in any adverse change in the powers, preferences and rights of, and the qualifications, limitations or restrictions on, the Series B Preferred Stock; provided, that nothing in this paragraph shall restrict or limit the rights and powers of the Board of Directors to fix by resolution the rights, preferences, and privileges of, and restrictions and limitations on, stock ranking as Parity Stock or Junior Stock to Series B Preferred Stock. Except as may otherwise be required by the Delaware General Corporation Law, as the same may be amended from time to time, the Series B Preferred Stock shall have no other voting rights.

6. Exclusion of Other Rights. Except as may otherwise be required by law, the Series B Preferred Stock shall not have any powers, preferences and rights of, and the qualifications, limitations or restrictions other than those specifically set forth herein and in the Corporation’s Certificate of Incorporation.

7. Notices. Any and all notices or other communications or deliveries to be provided by the Holders, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally or sent by a U.S. nationally recognized next Business Day courier service addressed to the Corporation at its principal executive office to the attention of the Secretary of the Corporation, or sent by e-mail to such e-mail address as the Corporation may specify for such purpose by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder to a Holder shall be in writing and delivered personally or sent by a U.S. nationally recognized next Business Day courier service or by e-mail addressed to such Holder at the address or e-mail address of such Holder appearing on the books of the Corporation. Any notice or other communication hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered by e-mail prior to 5:30 p.m. (New York City time) on any Business Day, (ii) the next Business Day after the time of transmission, if such notice or communication is delivered via e-mail on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of deposit for delivery with a U.S. nationally recognized next Business Day courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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8. Lost or Mutilated Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of such mutilated certificate, or in lieu of or in substitution for such lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence, reasonably satisfactory to the Corporation (which shall not include the posting of any bond), of such loss, theft or destruction of such certificate, and of the ownership thereof.

9. Governing Law. The powers, designations, preferences, rights, qualifications, limitations, and restrictions of Series B Preferred Stock, the validity, authorization and issuance of Series B Preferred Stock, and the conversion of Series B Preferred Stock into Common Stock shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof, and all legal proceedings pursuant or with respect to or concerning such matters (a “Proceeding”), whether brought by or against a Holder or the Corporation any of their respective directors, officers, stockholders, employees or agents, shall be commenced in the state and federal courts sitting in the State of Delaware (the “Delaware Courts”). The Corporation and each Holder irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding any claim that they are not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are an improper or inconvenient venue for such Proceeding. The Corporation and each Holder irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to such party hereunder and agrees that such service shall constitute good and sufficient service of process and notice. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If the Corporation or any Holder shall commence a Proceeding, the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Proceeding.

10. Waivers. Any waiver of a breach of any term or provision hereof shall not operate as or be construed to be a waiver of any other breach of such term or provision or of any breach of any other provision hereof or a waiver by any other Holder. The failure of the Corporation or a Holder to insist upon strict adherence to any term or provision hereof on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision hereof on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

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11. Next Business Day. Whenever any notice, payment, action, or performance of any other obligation hereunder shall be due or required on a day other than a Business Day, such notice, payment, action, or performance shall be given, paid, taken, or performed, as applicable, on the next succeeding Business Day.

12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13. Severability of Provisions. If any power, preference, right, or qualification of, or limitation or restriction on, the Series B Preferred Stock set forth herein (as the same may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences rights, qualifications, limitations, and restrictions set forth herein (as the same may be amended from time to time) which can be given effect without the invalid, unlawful or unenforceable power, preference, right, qualification, limitation, or restriction shall, nevertheless, remain in full force and effect, and no power, preference, right, qualification, limitation, or restriction herein set forth shall be deemed dependent upon any other such power, preference, right, qualification, limitation, or restriction unless so expressed herein.

14. Status of Reacquired Shares. Shares of Series B Preferred Stock which have been issued and reacquired in any manner or which shall have been converted into Common Stock shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued Preferred Stock of the Corporation undesignated as to series and may be redesignated as to series and reissued.

15. Repurchases. With respect to the Holders of Series B Preferred Stock, any repurchase by the Corporation of its outstanding Common Stock upon exercise of a repurchase option contained in an agreement between the Corporation and one or more of its employees, consultants, officers, directors, employee stock ownership plan trustees, or other persons having a business relationship with the Corporation shall be permissible, and each Holder of Series B Preferred Stock consents to any such repurchases, regardless of any restrictions on such repurchase under the Delaware General Corporation Law.

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IN WITNESS WHEREOF, AgeX Therapeutics, Inc. has caused this Certificate of Designation to be executed this 21st day of July 2023.

AgeX Therapeutics, Inc.

By:
Michael D. West
Chief Executive Officer

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